                          CERTIFICATE OF INCORPORATION

                                       OF

                           FIRST WASHINGTON STATE BANK

         THIS IS TO CERTIFY that we, the undersigned, do hereby make and subscribe this Certificate of Incorporation, and do associate ourselves into a bank pursuant to "The Banking Act of 1948", being Chapter 67 of the laws of 1948, as amended, and each of us does severally agree to take and pay for the number of shares of the capital stock of the bank as hereinafter set forth after our respective names, together with our proportionate share of the surplus and reserve fund for organization expense and reserve for contingencies herein provided.

         FIRST: The name by which the bank shall be known is the First Washington State Bank.

         SECOND: The principal off ice of the bank is to be located at Lot 13, Block 13, on the Washington Township Tax Map, fronting on Route 130 and Main Street, Washington Township, Mercer County, New Jersey.

         THIRD: The bank shall have power to transact the business of banking in all its branches and, to that end, ,shall have and may exercise all those powers authorized to be exercised by banks under the provisions of "The Banking Act of 1948" as presently enacted and as from time to time amended, and all those powers which are presently, or in the future may be authorized by law to be exercised by banks, but this bank shall not have power to exercise any fiduciary power which may by law be exercised only by banks which are qualified to act as fiduciaries.

         FOURTH: The amount of authorized capital stock of said bank shall be $3,000,000.00 divided into 600,000 shares of the par value of $5.00 each. The amount of issued capital stock of the bank shall be $1,900,000.00 divided into 380,000 shares of the par value of $5.00 each. Authorized but unissued capital stock of the bank shall be $1,100,000.00 divided into 220,000 shares of the par value of $5.00. Authorized but unissued capital stock may be issued by the Board of Directors under the provisions of The Banking Act of 1948, as presently enacted, and as from time to time amended and supplemented.

         FIFTH: The amount of surplus with which the bank will commence business is $1,600,000.00.

         SIXTH: The amount of the fund reserved for organization expense is $100,000.00 and the amount of the reserve for contingencies is $200,000.00.

         SEVENTH: The names and residences of the incorporators, and the number of shares subscribed for by each, are as follows:

                                                                                                  SHARES
                 NAME                                      ADDRESS                              SUBSCRIBED
                 ----                                      -------                              ----------
Harold Bogatz                           261 Franklin, Box 789
                                        Hightstown, NJ 08520                                     16,375
James Corcodilos                        Main Street
                                        P.O. Box 301
                                        Windsor, NJ 08561                                        21,000
Jan Gale                                P.O. Box 338
                                        Roosevelt, NJ 08555                                      16,375
Ron Gale                                P.O. Box 338
                                        Roosevelt, NJ 08555                                      16,375
Harry Horowitz                          R.D. Box 332
                                        Hightstown, NJ 08520                                     16,375
James R. Johnson, Jr.                   P.O. Box 783
                                        Jackson, NJ 08527                                        38,000
James R. Johnson, Sr.                   P.O. Box 783
                                        Jackson, NJ 08527                                        28,500
Jan Kokes                               Box 166
                                        Whiting, NJ 08759                                        21,000
Jerry Kokes                             1360 Fernwood Avenue
                                        Lakewood, NJ 08701                                       21,000
Michael E. Levin                        1591 North Lake Drive
                                        Lakewood, NJ 08701                                       21,000
JOE J. MAYES                            50 W. Manor Way
                                        Robbinsville, NJ 08691                                   38,000
Abe Opatut                              101 Hunt Road
                                        Freehold, NJ 07728                                       21,000
Henry Opatut                            98 Heather Lane
                                        Princeton, NJ 08540                                      21,000
Steven I. Pfeffer                       R.D. #4, Box 1278
                                        Jackson, NJ 08527                                        21,000
Raymond F. Shea, Jr.                    5 West Main Street
                                        Farmingdale, NJ 07727                                    21,000
Arnold Silverman                        293 Silvers Road
                                        Freehold, NJ 07728                                       21,000
Lesley Wishnick                         240 Miller Road
                                        Lakewood, NJ 08701                                       10,500
Ross Wishnick                           240 Miller Road
                                        Lakewood, NJ 08701                                       10,500
                                                                                                -------
                                        TOTAL SHARES                                            380,000

         EIGHTH: The number of Directors of the bank shall be not less than five and not more than twenty-five, as shall from time to time be fixed by the By-Laws.

         NINTH: The persons who shall serve as Directors until the first annual meeting of stockholders are as follows:

                                                                                                  SHARES
                 NAME                                      ADDRESS                              SUBSCRIBED
                 ----                                      -------                              ----------
Harry Horowitz                          R.D. Box 332
                                        Hightstown, NJ 08520                                     16,375
James R. Johnson, Jr.                   P.O. Box 783
                                        Jackson, NJ 08527                                        38,000
Jerry Kokes                             1360 Fernwood Avenue
                                        Lakewood, NJ 08701                                       21,000
Abe Opatut                              101 Hunt Road
                                        Freehold, NJ 07728                                       21,000
Steven I. Pfeffer                       R.D. #4, Box 1278
                                        Jackson, NJ 08527                                        21,000
Ross Wishnick                           240 Miller Road
                                        Lakewood, NJ 08701                                       10,500

         TENTH: The Board of Directors of the bank shall have power 1 to make, alter and repeal By-Laws, subject to alteration or repeal by the stockholders at any meeting. The power conferred by this paragraph Tenth shall be subject to such limitations as may from time to time be imposed by law.

         ELEVENTH: The Board of Directors may, between annual meetings, increase the number of directors by not more than two, and may appoint persons to f ill the vacancies so created, subject to the limitation, however, that there shall not at any time be more directors than authorized by Section 101 of The Banking Act of 1948.

         TWELFTH: The Board of Directors shall have power to pay dividends from time to time, in whole or in part in stock, without approval or ratification of the stockholders, in the manner provided by and subject to the 1 imitations contained in Section 52 of The Banking Act of 1948, as amended, or as may be further amended.

         THIRTEENTH: The Board of Directors shall have power to appoint an executive committee, from time to time, from among its members, in accordance with the statute in such case made and provided. Such committee shall have and may exercise such powers as are authorized by law, subject to the time and provisions of the By-Laws of this bank.

         FOURTEENTH: A Director of the bank shall not be personally liable to the bank or its stockholders for damages for breach of 1 any duty owed to the bank or its stockholders, except that this provision shall not relieve a director from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the bank or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt of such person of an improper personal benefit.

         FIFTEENTH: For the duration permitted by the New Jersey Banking Act, as amended from time to time, an officer shall not be personally 1iable to the bank or its stockholders for damages for breach of any duty owed to the bank or its stockholders, except that this provision shall not relieve an officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the bank or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person or an improper personal benefit.

         SIXTEENTH: The bank shall have perpetual existence, subject to liquidation and dissolution as provided by law.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals This 6th day of June, 1988.


/s/ Harold Bogatz               L.S.     /s/ James Corcodilos               L.S.
--------------------------------         -----------------------------------
HAROLD BOGATZ                            JAMES-CORCODILOS

/s/ Jan Gale                    L.S.     /s/ Ron Gale                       L.S.
--------------------------------         -----------------------------------
JAN GALE                                 RON GALE

/s/ Harry Horowitz              L.S.     /s/ James R. Johnson, Jr.          L.S.
--------------------------------         -----------------------------------
HARRY HOROWITZ                           JAMES R. JOHNSON, JR.

/s/ James R. Johnson, Sr.       L.S.     /s/ Jan Kokes                      L.S.
--------------------------------         -----------------------------------
JAMES R. JOHNSON, SR.                    JAN KOKES

/s/ Jerry Kokes                 L.S.     /s/ Michael E. Levin               L.S.
--------------------------------         -----------------------------------
JERRY KOKES                              MICHAEL E. LEVIN

/s/ Joe J. Mayes                L.S.     /s/ Abe Opatut                     L.S.
--------------------------------         -----------------------------------
JOE J. MAYES                             ABE OPATUT

/s/ Henry Opatut                L.S.     /s/ Steven I. Pfeffer              L.S.
--------------------------------         -----------------------------------
HENRY OPATUT                             STEVEN I. PFEFFER

/s/ Raymond R. Shea, Jr.        L.S.     /s/ Arnold Silverman               L.S.
--------------------------------         -----------------------------------
RAYMOND R. SHEA, JR.                     ARNOLD SILVERMAN

/s/ Lesley Wishnick             L.S.     /s/ Ross Wishnick                  L.S.
--------------------------------         -----------------------------------
LESLEY WISHNICK                          ROSS WISHNICK